KLX ENERGY SERVICES HOLDINGS, INC.
LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the KLX Energy Services Holdings, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), KLX Energy Services Holdings, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”), the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Commencement Date:
Vesting Schedule:
Except as expressly provided in Section 3 of the Agreement, (i) one-third of the RSUs shall vest on the first anniversary of the Vesting Commencement Date, (ii) one-third of the RSUs shall vest on the second anniversary of the Vesting Commencement Date and (iii) one-third of the RSUs shall vest on the third anniversary of the Vesting Commencement Date, in each case, so long as you remain continuously employed by, or you continuously provide services to, the Company or an affiliate, as applicable, from the Date of Grant through each such vesting date.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY KLX Energy Services Holdings, Inc. By: Name: Christopher J. Baker Its: President & Chief Executive Officer

PARTICIPANT Name:

Signature Page to
Restricted Stock Unit Grant Notice

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), and [ ] (the “Participant”).
Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, or a cash amount specified herein, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in accordance with this Agreement, the Participant will have no right to receive any Shares or other payments in respect of the RSUs, except as otherwise specifically provided for in the Plan or this Agreement (including Section 9(b)). Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.  Except as otherwise set forth in Section 3, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs.
3.Effect of Termination of Employment or Service.
(a)Termination Generally. Subject to the following sentence and the terms and conditions of any applicable employment agreement, in the event of the Participant’s termination of employment or service with the Company prior to the vesting of all RSUs hereunder for any reason other than those set forth in Section 3(b) and Section 3(c), all unvested RSUs shall be cancelled immediately without consideration as of the date of such termination. For the avoidance of doubt, in the event that the Participant becomes a consultant or director of the Company following termination of the Participant’s employment with the Company, no termination of employment or service shall be deemed to occur for purposes of the continued vesting of the RSUs hereunder until such time as the Participant is no longer an employee, a consultant or a director of the Company.
(b)Death or Disability. If, prior to the vesting of all RSUs hereunder, the Participant’s employment or service with the Company is terminated due to the Participant’s Disability or death, then all unvested RSUs shall vest immediately as of the date of termination.
(c)Involuntary Termination Following a Change in Control. If, prior to the vesting of all RSUs hereunder, the Participant’s employment or service with the Company is terminated by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined
Exhibit A-1

below), in each case, on or within twelve (12) months following a Change in Control, then all unvested RSUs shall vest immediately as of the date of such termination.
(d)For purposes of this Section 3, the following definitions shall apply:
(i) Cause. “Cause” shall mean the Company having “Cause” to terminate the Participant’s employment or service, as such term is defined in any relevant employment or consulting agreement between the Participant and the Company; provided that, in the absence of such agreement containing such definition, the Company shall have “Cause” to terminate the Participant’s employment or services upon: (i) the Participant’s gross negligence, gross neglect or willful misconduct in the performance of the Participant’s employment duties that results in a material adverse effect on the Company, (ii) the Participant’s conviction for, deferred adjudication of, or plea of no contest or nolo contendere to a felony, or (iii) the Participant’s material breach of any material provision of this Agreement.
(ii)Good Reason. “Good Reason” shall mean the Participant having “Good Reason” to terminate the Participant’s employment or service, as such term is defined in any relevant employment or consulting agreement between the Participant and the Company; provided that, in the absence of such agreement containing such definition, the Participant shall have “Good Reason” to terminate the Participant’s employment or services upon: (i) the material breach of any of Company’s obligations under this Agreement without the Participant’s written consent; or (ii) the change of the Participant’s title or the assignment to the Participant of any duties that materially adversely alter the nature or status of the Participant’s office, title, and responsibilities, including reporting responsibilities, or action by Company that results in the material diminution of the Participant’s position, duties or authorities, from those in effect immediately prior to such change in title, assignment or action, in each case, without the Participant’s written consent; provided that, (A) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (B) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (C) the date of termination of the Participant’s employment or service with the Company must occur within 90 days after such notice is received by the Company.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2 or 3, but in no event later than 60 days after an applicable vesting date, the Company shall deliver to the Participant, in the sole discretion of the Committee, in settlement of the RSUs that vest on such vesting date: (i) a number of Shares equal to the number of RSUs that vested, (ii) a cash amount equal to the product of the VWAP (as defined below) of a Share on such vesting date and the number of RSUs that vested, or (iii) any combination of the foregoing. Any Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
For purposes of this Agreement, (x) “VWAP” means, as of any specified valuation date, the volume-weighted average price of the Common Stock over the period of 30-days preceding the specified valuation date and (y) VWAP shall be calculated at the direction of the Committee and its determination of the VWAP shall be final and binding.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.Legends. If a Share certificate is issued with respect to Shares delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Share is then listed. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Rights as a Stockholder; Dividend Equivalents.
(a)The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement (including Section 9(b)).
(b)Each RSU subject to this Award is hereby granted in tandem with a corresponding dividend equivalent (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the RSU to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the Share underlying the RSU to which such DER relates. The Company shall establish, with respect to each RSU, a separate DER bookkeeping account for such RSU (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such RSU remains outstanding with respect to the Share underlying the RSU to which such DER relates. Upon the vesting of an RSU, the DER (and the DER Account) with respect to such vested RSU shall also become vested. Similarly, upon the forfeiture of a RSU, the DER (and the DER Account) with respect to such forfeited RSU shall also be forfeited. DERs shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the applicable RSU is settled in accordance with Section 4 or the forfeiture of the RSU underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within 60 days, after the date that such DER vests. The Participant shall not be entitled to receive any interest with respect to the payment of DERs.
10.Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
11.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any affiliate, or any other entity, or affect in any way the right of the Company or any such affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
14.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
15.Entire Agreement; Amendment. This Agreement and the Plan constitute the entire agreement with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. The Board or the Committee shall have the power to alter, amend, modify or terminate the Plan or this Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent. Notwithstanding the foregoing, the Company shall have broad authority to amend this Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to ensure that the RSUs are not subject to taxes, interest and penalties under Section 409A, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) to take into account significant acquisitions or dispositions of assets or other property by the Company. Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant in accordance with Section 12 of any such amendment, modification or termination as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Stock in any manner that is consistent with the Plan and approved by the Committee.
16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this

Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Shares issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
18.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
19.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
20.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
21.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
22.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Section 409A”), and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from Section 409A, then, if the Participant is deemed to be a “specified employee” within the meaning of the Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A, and in no event shall the Company or any affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.
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